As filed with the Securities and Exchange Commission on April 26, 2004
                                                      Registration No. 333-63728
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                RIM HOLDINGS INC.
                             (formerly Rim.Com Inc.)
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             (Exact name of Registrant as specified in its charter)

          Nevada                                                 86-0995630
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(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

7579 E. Main Street, Suite 600, Scottsdale, Arizona                 85251
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(Address of Principal Executive Offices)                         (Zip Code)

                 2000 MANAGEMENT AND EMPLOYEE STOCK OPTION PLAN
                       2001-A CONSULTANT COMPENSATION PLAN
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                            (Full title of the plan)

                              CHRISTINA M. STRAUCH
                                    CHAIRMAN
                                RIM HOLDINGS INC.
                         7579 E. MAIN STREET, SUITE 600
                            SCOTTSDALE, ARIZONA 85251
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                     (Name and address of agent for service)

                                 (480) 970-3336
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          (Telephone number, including area code, of agent for service)

                                  With copy to:

                              MICHAEL K. HAIR, P.C.
                             7407 E. IRONWOOD COURT
                            SCOTTSDALE, ARIZONA 85258
                                 (480) 443-9657

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                             Proposed    Proposed
                                             Maximum      Maximum
                                  Amount     Offering    Aggregate    Amount of
Title of Securities               to be       Price      Offering   Registration
to be Registered                Registered   Per Share     Price         Fee
--------------------------------------------------------------------------------

Common Stock, $.001 par value    3,500,000     $.30     $1,050,000     $164.71
================================================================================


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

                                EXPLANATORY NOTE

This registration statement amends a registration statement filed in June 2001 to de-register all but 846,871 shares which were registered at that time.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.

THE PLAN

     This registration statement covers shares two compensation plans. The name of the first plan is the 2001-A Consultant Compensation Plan (the "2001 Plan") and Rim Holdings Inc. (the "Registrant") funded the 2001 Plan with 500,000 shares of its $.001 par value common stock (the "Stock"). As of April 7, 2004 the 2001 Plan was terminated.

     The name of the second plan is the 2000 Management and Employee Stock Option Plan (the "2000 Plan") and Registrant funded the 2000 Plan with 286,871 shares of Stock. As of April 7, 2004 the 2000 Plan was terminated.

DESCRIPTION OF REGISTRANT'S SECURITIES

     The authorized capital stock of the Company consists of 20,000,000 shares of common stock ("Common Stock"), of which 9,043,095 shares were issued and outstanding on April 6, 2004. All presently outstanding shares are duly authorized, fully-paid and non-assessable.

     Each share of the Common Stock is entitled to one vote on all matters to be voted on by the shareholders, such as the election of certain directors and other matters that directly impact the rights of the holders of such class. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore. In the event of any dissolution, winding up or liquidation of the Company, the shares of Common Stock will share ratably in all the funds available for distribution after payment of all debts and obligations. The holders of Common Stock are subject to any rights that may be fixed for holders of preferred stock as designated upon issuance.

ISSUANCE OF SHARES

     There will be no more shares issued under either the 2000 Plan or the 2001 Plan.

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

RESALE RESTRICTIONS

     Not Applicable.


ITEM 2.

     The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003, and all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to September 30, 2003 are incorporated by reference into this Prospectus. Copies of these documents are available to the eligible employee and consultant, without charge, upon written or oral request made to the Registrant at 7579 E. Main Street, Suite 600, Scottsdale, Arizona 85251, telephone number
(480) 970-3336.

                                     PART I

                 INFORMATION REQUIRED IN THE REOFFER PROSPECTUS

     Not Applicable

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this Registration Statement: (a) Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003; Quarterly Report on Form 10-QSB for the quarter ended December 30, 2003; and (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to September 30, 2003.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of the Nevada General Corporation Law, as amended, applies to the Company and provides for the indemnification of officers and directors in specified instances. It permits a corporation, pursuant to a bylaw provision or in an indemnity contract, to pay an officer's or director's litigation expenses in advance of a proceeding's final disposition, and provides that rights arising under an indemnity agreement or bylaw provision may continue as to a person who has ceased to be a director or officer.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8. EXHIBITS.

     Exhibit Index located at Page 9.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a) (3)of the Securities Act of 1933;


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

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, and the State of Arizona, on April 22, 2004.

                                            RIM HOLDINGS INC.


                                            By:  /s/ Christina M. Strauch
                                                 -------------------------------
                                                 Christina M. Strauch, Chairman


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         SIGNATURE                CAPACITY IN WHICH EXECUTED           DATE

/s/ Christina M. Strauch        Chairman, (Principal Executive    April 22, 2004
-------------------------       Officer) and (Principal
Christina M. Strauch            Financial and Accounting
                                Officer); Director

/s/ Robert H. Korndorffer       Director                          April 22, 2004
-------------------------
Robert H. Korndorffer

                                  EXHIBIT INDEX

Exhibit                                                                Method of
Number                     Description                                  Filing
-------                    -----------                                 ---------

  4.1     2000 Management and Employee Stock Option Plan                  **

  4.2     Letter to Consultants Re: Consultant Compensation Plan          **

  5       Opinion Rendered by Michael K. Hair, P.C.,                       *
          Counsel for the Registrant (Including Consent)

  23.1    Consent of Independent Certified Public                          *
          Accountants, Gary Hirth, CPA

  23.4    Consent of Counsel - See Exhibit 5                               *

--------------
*  Filed herewith

** Previously Filed With Registration Statement.


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